[Graph Omitted]


                                State of Florida
                                     [LOGO]
                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of NETGEN 2000, INC., a Florida corporation, filed on October 22, 1998, as shown by the records of this office.

The document number of this corporation is P98000090003.


                                                     Given under my hand and the
                                              Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                              Twenty-second day of October, 1998




                                                           /s/ Sandra B. Mortham
                                                           Sandra B. Mortham
                                                           Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                                NETGEN 2000, INC.

            ---------------------------------------------------------

         WE, the undersigned, associate ourselves to become a Florida corporation.

                                   ARTICLE I:
                                   ----------

         The name of the corporation shall be: NETGEN 2000, INC., and shall have perpetual existence.

                                   ARTICLE II:
                                   -----------

         The general nature of the business to be transacted is miscellaneous and shall be any lawful business for the State of Florida and all acts properly incidental thereto.

                                  ARTICLE III:
                                  ------------

         The magnum authorized capital stock of this corporation shall be One Thousand (1,000) shares of the common e-rock of One ($1.00) dollar par value each, fully paid and non-assessable.

                                   ARTICLE IV:
                                   -----------

         The amount of capital with which this corporation shall commence business shall not be less than $500.00.

                                   ARTICLE V:
                                   ----------

         The business of this corporation shall be conducted by a Board of Directors consisting of one or more persons.

         The officers of this corporation shall be a President, Secretary and Treasurer, and such other officers as shad be appointed in accordance with the By-Laws of this Corporation.

                                   ARTICLE VI:
                                   -----------

         The names and addresses of the members of the first Board of Directors who shall hold office from the organization of this corporation until their successors are elected and have qualified are:

     NAME/OFFICE                                          ADDRESS
     -----------                                          -------

Derek G. Dunn                                       224 Datura Street Suite 402
President                                           West Palm Beach, FL 33401

James Devey                                         224 Datura Street, Suite 402
Vice President                                      West Palm Beach, FL 33401



                                  ARTICLE VII:
                                  ------------

The principal office of said corporation shall be:  224 Datura Street, Suite 402
                                                    West Palm Beach, FL 33401.

                                  ARTICLE VIII:
                                  -------------

The names and street addresses of the subscribers to these Articles of Incorporation are:


     NAME                                                 ADDRESS
     ----                                                 -------

Derek G. Dunn                                      224 Datura Street, Suite 402
                                                   West Palm Beach, FL 33401

James Devey                                        5018 Palm Beach Canal Road
                                                   West Palm Beach, FL 33415

                                   ARTICLE IX:
                                   -----------

         The Board of Directors shall initially have the power to enact By-Laws, but upon By-Laws being enacted and adopted, no amendment to them shall thereafter be made, except by the stockholders.

                                   ARTICLE X:
                                   ----------

         No amendment to these Articles of Incorporation can be made except upon the affirmative vote of holders of record of Fifty-One (51%) percent of the stock of the corporation.

                                   ARTICLE XI:
                                   -----------

         In pursuance of Chapter 48.091, Florida Statutes, the following Designatio of Resident Agent is by this Article, submitted in compliance with said Act:

         First, that we, desiring to organize under the laws of the State of Florida, with its principal office as indicated under Article VII of this certificate, at the City of West Palm Beach, County of Palm Beach, has named Derek G. Dunn, of NETGEN 2000, Inc., as its Resident Agent to accept service of process within this State.

                                 ACKNOWLEDGEMENT
                                 ---------------

         Having been named to accept service of process for the above named corporation at the place designated in this Certificate of Articles of Incorporation, I, Derek G. Dunn, do hereby accept to act in this capacity, and do agree to comply withy provision, - said Act relative to keeping open. said office.

DATED      10-20-98                                  /s/ DEREK G. DUNN
                                                     DEREK G. DUNN


                                  ARTICLE XII:
                                  ------------

         Each of the original Incorporators of this corporation shall have the right, after organization of same, to assign and deliver his subscription of stock herein to any other person or persons who may hereafter become subscribers to the capital stock of this corporation, who upon acceptance of such assignment shall stand in lieu of said original incorporator and assume and carry out all the rights, liabilities and duties entailed by said subscription subject to the laws of the State of Florida, and the execution of this power.

         IN WITNESS WHEREOF, WE have set our names at West Palm Beach, Florida, this the 20th day of October, 1998.


         WITNESSED BY:

/s/ MELISA SIEBERG                                        /s/ DEREK G. DUNN
---------------------                                     ----------------------
                                                          DEREK G. DUNN


/s/ L P Dunn                                              /s/ JAMES DEVEY
---------------------                                     ----------------------
                                                          JAMES DEVEY

STATE OF FLORIDA        )
                        SS:
COUNTY OF PALM BEACH      )

         BEFORE ME, the undersigned authority, personally appeared Derek G. Dunn & James Devey, to me well known to be the persons who executed the foregoing Articles of Incorporation of NETGEN 2000, Inc., and they acknowledged before me that they executed the same for the purposes therein expressed.

         WITNESS my hand and official seal at West Palm Beach, Florida, this the 20th day of October, 1998.

                                                          /s/ MELISA SIEBERG
                                                          ----------------------
                                                          NOTARY PUBLIC
                                                          MELISA SIEBERG


(X) Personally known
____I.D. Provided                                         MELISA D. SIEBERG
  Type of I.D. Provided:                        [logo]  COMMISSION # CC 54472
_____________________                                    EXPIRES APR 02, 2000
                                                              BONDED THRU
                                                      ATLANTIC BONDING CO., INC.

[logo] [Aj's International] INC. 4524 Gun Club Road, # 102, W.P.B., FL 33415 407/471-0400 ACCOUNTING TAXES FINANCE






February 3,1999


Florida Department Of State
Division Of Corporations
P.O. Box 6327, Tallahassee, Fl 32314


Gentlemen:
                                            Re: NETGEN 2000 INC.
                                                # P98000090003

Please find enclosed two copies of Articles of Amendment to Articles of Incorporation to be recorded in the permanent records. We would appreciate your cooperation in processing these papers. We have enclosed a check for the amount of $35.00 to cover the expenses.

If you need further information please let us know.

Sincerely,

/s/ Arvind B. Ajinkya
Arvind B. Ajinkya
Manager

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